Exhibit 4.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of December 22, 2009, is made among CENTRAL VALLEY COMMUNITY BANCORP, a California business corporation (the “Corporation”) with its chief executive offices at 7100 N. Financial Dr, Suite 101, Fresno, CA 93720, and PATRIOT FINANCIAL PARTNERS, L.P., a Delaware limited partnership (“Partners”), and PATRIOT FINANCIAL PARTNERS PARALLEL, L.P., a Delaware limited partnership (“Parallel”) (Partners and Parallel are sometimes referred to herein individually and collectively as “Patriot” or the “Purchaser”), each with its chief executive offices at Cira Centre, 2929 Arch Street, Philadelphia, PA 19104.

Background:

A. The Corporation is registered as a bank holding company under the provisions of the Bank Holding Company Act of 1954, as amended (the “BHC Act”).  Its sole bank subsidiary is Central Valley Community Bank (“Bank”), an FDIC-insured, California chartered commercial bank that is not a member of the Federal Reserve System and is wholly owned by the Corporation.

B. The Corporation and the Purchaser intend to provide for the issuance and sale by Corporation of up to $8,000,000 in capital stock of the Corporation, including, the purchase by the Purchaser from the Corporation, of the “Purchased Shares” referred to below, in a limited offering eligible for exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”) pursuant to Rule 506 of Regulation D of the Securities and Exchange Commission (“SEC”).

NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual benefits of this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             AUTHORIZATION; SALE AND PURCHASE OF SHARES

1.1           Authorization of Shares. The Corporation has duly authorized the issuance and sale to Patriot of up to:

(a) an aggregate of 1,264,952 newly issued shares of the Corporation’s voting Common Stock as designated in the Corporation’s Articles of Incorporation, as amended (the “Articles”), without stated par value (the “Common Stock”); and

(b) an aggregate of 1,359 shares of the Corporation’s preferred stock, to have a liquidation value of $1,000 per share and to be denominated the Corporation’s “Series B Adjustable Rate Non-Cumulative Perpetual Preferred Stock” with the terms more fully set forth in the form of Certificate of Determination for such series of preferred stock attached to this Agreement as Exhibit A and made part hereof (the “Certificate of Determination”), to be duly filed of public record as more fully provided in this Agreement (the “Series B Preferred Stock”).

1.2           Sale and Purchase of Shares. Subject to the terms and conditions herein provided, the Corporation hereby agrees to sell to the Purchaser, and the Purchaser, agrees to purchase from the Corporation:

(a) 884,000 shares of Common Stock (the “Purchased Common Shares”), at a purchase price of $5.25 per share, for an aggregate purchase price of $4,641,000.00 (the “Common Stock Purchase Price”); and

(b) 1,359 shares, of Series B Preferred Stock (the “Purchased Preferred Shares”), at a purchase price of $1,000.00 per share, for an aggregate purchase price of $1,359,000.00 (the “Preferred Stock Purchase Price”).

Patriot’s purchase commitment herein shall be allocated as between Partners and Parallel as they may direct to the Corporation at or before Closing.  The Purchased Common Shares and Purchased Preferred Shares are sometimes referred to in this Agreement collectively as the “Purchased Shares.”  The Common Stock Purchase Price and the Preferred Stock Purchase Price are sometimes referred to in this Agreement collectively as the “Purchase Price.”

2.             THE CLOSING.

2.1           Time and Place of the Closing. Subject to Section 3 hereof, payment of the Purchase Price for and delivery of the Purchased Shares, which are mutually conditional (together, the “Closing”) shall be made at the offices of the Corporation, or at such other place or in such other manner as may be agreed upon by the Corporation and the Purchaser, on or about the date of signing this Agreement and on or before December 31, 2009, subject to (i) the satisfaction of the conditions to Closing set forth in Section 3 hereof or (ii) the receipt of the last regulatory approval of any Governmental Authority (as defined below) for the Purchaser to acquire the Purchased Shares, if required, and the expiration of any related statutory waiting period, or on such date and time as the Purchaser and the Corporation shall mutually agree (such date and time of payment and delivery being herein called the “Closing Date”).

2.2           Delivery of and Payment for the Purchased Shares. At the Closing, the Corporation shall issue in certificated form to and in the name of each Purchaser the Purchased Shares to be purchased by it, dated the Closing Date and bearing appropriate legends as hereinafter provided for, and registered on the books and records of the Corporation in the Purchaser’s name, against payment in full at the Closing of the aggregate Purchase Price therefore by wire transfer of immediately available funds for credit to such account as the Corporation shall direct.

3.             CONDITIONS TO CLOSING

3.1           Conditions to the Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject to the accuracy, as of the date hereof and on the Closing Date, of the representations and warranties of the Corporation contained herein, and to the performance by the Corporation of its obligations hereunder and to each of the following additional terms and conditions (or waiver thereof by the Purchaser):

(a) The Certificate of Determination shall have been accepted on file by the California Secretary of State and the Corporation shall have provided to Purchaser a certified, file-stamped copy thereof;

(b) The Corporation shall have furnished to the Purchaser a certificate, dated the Closing Date, executed on behalf of the Corporation by each of the President and Chief Executive Officer and the Chief Financial Officer of the Corporation, stating that:

(i) The representations, warranties and agreements of the Corporation in Section 4.1 hereof are true and correct in all material respects as of the Closing Date and the Corporation has complied with all its agreements contained herein;

(ii) Such officers have carefully examined the Financial Statements (as defined in Section 4.1(e) hereof) and, in their opinion, (except to the extent superseded by statements in later-prepared documents comprising part of the Financial Statements and delivered to Purchaser), as of the Closing Date, the Financial Statements do not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to the respective periods covered by such Financial Statements; and

(iii) From the date hereof to the Closing Date, there have not been any event or series of events, change, occurrence or development or a state of circumstances or facts (including any events, changes, occurrences, developments, state of circumstances or facts existing prior to the date hereof but which become known during such period) that, individually or in the aggregate, has had, or would reasonably be expected to have, a “Material Adverse Effect” (for purposes of this Agreement, “Material Adverse Effect means a material adverse effect on (i) the business, results of operation or financial condition of the Corporation and its Subsidiaries taken as a whole; provided, however, that Corporation Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date of this Agreement (the “Signing Date”) in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Corporation and its subsidiaries operate, (B) changes or proposed changes after the Signing Date in generally accepted accounting principles in the United States (“GAAP”) or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after the Signing Date in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Authority (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Corporation and its Subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Corporation or its Subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Corporation to consummate the Transactions and perform its obligations hereunder on a timely basis.

(c) The Corporation shall have delivered a certificate of the Secretary of the Corporation, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Corporation or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the issuance of the Purchased Shares, (ii) certifying the current version of the bylaws, as amended, of the Corporation and (iii) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Corporation;

(d) The Corporation shall have delivered (i) a certificate evidencing the good standing, and (ii) to the extent possible, with Corporation’s exercise of diligent efforts, a certified copy of all charter documents of record, in both cases (i) and (ii) above for each of the Corporation, Bank, the “Trust Subsidiary” (as hereinafter defined), and Central Valley Community Insurance Services, LLC in its respective jurisdiction of formation, and due qualification as a foreign organization authorized to do business in any other jurisdiction in which it maintains any offices, issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) business days prior to the Closing Date; to the extent it is not possible, with Corporation’s exercise of diligent efforts, for Corporation to deliver the certified copies of the document referred to in clause (ii) above, such documents shall be certified by the Corporation prior to Closing as true and complete in all respects, and the Corporation shall deliver publicly certified documents as soon as possible following Closing; and (iii) evidence of filing of public record, reasonably acceptable to Purchaser’s legal counsel, of the Certificate of Determination;

(e) To the extent available, when available with the exercise of diligence by the Corporation, the certificates described in Section 5.2(d).

(f) Any authorizations, consents, commitments, agreements, orders or approvals or confirmation of nonobjection of, or declarations, notifications or filings with, or expirations of waiting periods imposed by, any federal, state or local court or governmental or regulatory agency or authority or applicable stock exchange or trading market, including without limitation the Federal Reserve, the FDIC, the Department and NASDAQ (any such court, agency, authority, exchange or market, a “Governmental Authority”) required to be obtained by the Corporation for the consummation of the Transactions, as defined herein, shall have been obtained or filed or shall have occurred and any such orders shall have become final, non-appealable orders, and there shall be no judgment, injunction, order or decree prohibiting any of the transactions contemplated hereby, and no action, suit or proceeding shall be pending or threatened before or by any court or Governmental Authority seeking to restrain or prohibit, or seeking damages in connection with, the transactions contemplated hereby;

(g) Downey Brand LLP, counsel to the Corporation, shall have furnished to the Purchaser its written opinion, addressed to the Purchaser and dated the Closing Date, substantially as set forth in Exhibit B hereto;

(h) The Corporation shall have delivered to the Purchaser, at least five (5) business days prior to Closing, for Purchaser’s review, a schedule in the form of Schedule 3.1(h) attached hereto (the “Capital Schedule”) that certifies, as of the time immediately after the Closing and assuming the sale of the number of each type of Purchased Shares determined by Purchaser as contemplated by this Agreement, the number of shares, by class, series and type, of all authorized, issued and outstanding capital stock, options, warrants, subordinated debt instruments, hybrid debt or capital instruments, any debt or equity instruments convertible into shares of common stock of the Corporation, and other securities of the Corporation (in each case stating whether or not convertible into or exercisable or exchangeable for shares of capital stock of the Corporation); the Corporation shall attach to the Capital Schedule complete copies of the instruments defining all rights and all conversion features of each type of security listed on the Capital Schedule other than (i) Common Stock and (ii) the preferred stock issued to the United States Treasury in January 2009.   The Corporation shall not have entered into any agreements with the “Other Investor” (as defined in Section 4.2(m) containing, rights, obligations and provisions more favorable to the Other Investors than the rights, obligations and provisions set forth herein.

(i)  The Common Stock (i) shall be designated for quotation or listed on the Nasdaq Capital Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Nasdaq Capital Market from trading on the Nasdaq Capital Market nor shall suspension by the SEC or the Nasdaq Capital Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Nasdaq Capital Market or (B) by falling below the minimum listing maintenance requirements of the Nasdaq Capital Market.

3.2           Conditions to the Corporation’s Obligations. The obligations of the Corporation hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of the Purchaser contained herein and to the performance by the Purchaser of its obligations hereunder and to each of the following additional terms and conditions (or waiver thereof by the Corporation):

(a) The Purchaser shall have received any and all necessary approvals from all Governmental Authorities necessary for the sale and issuance of the Purchased Shares by the Corporation to the Purchaser, as the case may be, pursuant to this Agreement, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired, and there shall be no judgment, injunction, order or decree prohibiting any of the transactions contemplated hereby, and no action, suit or proceeding shall be pending or threatened before or by any court or Governmental Authority seeking to restrain or prohibit, or seeking damages in connection with, the transactions contemplated hereby.

(b) The Certificate of Determination shall have been accepted on file by the California Secretary of State.

4.             REPRESENTATIONS AND WARRANTIES

4.1           Representations, Warranties and Agreements of the Corporation. Except as otherwise set forth on the Corporation Disclosure Schedule attached hereto, the Corporation represents and warrants to, and agrees with the Purchaser that as of the date hereof and immediately prior to the Closing:

(a) The authorized capital stock of the Corporation consists of 80,000,000 shares of Common Stock, without stated par value, of which 7,684,802 shares are outstanding as of the date of this Agreement; and 10,000,000 shares of preferred stock, without stated par value, of which 7,000 shares of its Series A Fixed Rate Cumulative Perpetual Preferred Stock are outstanding as of the date of this Agreement.

(b) The Corporation does not have any “Subsidiaries” (as defined below) other than the Bank, including the Bank’s majority-owned subsidiary, Central Valley Community Insurance Services, LLC, and the Trust Subsidiary.  Within the preceding twenty-four (24) months, the Corporation and each Subsidiary have filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the SEC, the FDIC, the Department and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to have a Material Adverse Effect. All such reports and statements filed within the preceding twenty-four (24) months, with any such regulatory body or authority are collectively referred to herein as the “Corporation Reports.”  As of their respective dates, the Corporation Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the Department, the SEC and any other applicable foreign or state securities or banking authorities, as the case may be. The Corporation Reports filed with the SEC (the “SEC Documents”), including the Registration Statement, at the time filed or, in the case of any SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing, and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1933 Act, as applicable. For the purposes of this Agreement, the term “Subsidiary” shall mean any: (a) firm, corporation, partnership, limited liability company, trust or other entity of which the Corporation owns (i) at least 10% of the outstanding voting capital stock (or other outstanding voting shares of beneficial interest), or (ii) at least a majority of the partnership, membership, joint venture or similar interests; (b) partnership in which the Corporation is a general partner; or (c) limited liability company in which the Corporation is the manager or the managing member or owns a majority interest.

(c) Except as set forth in Schedule 4.1(c), since December 31, 2008 (the “Financial Statement Date”), no change has occurred and no circumstances exist (including any changes, occurrences, circumstances or facts existing prior to the Financial Statement Date, but which became known on or after the Financial Statement Date) that is not reflected in the Financial Statements (as defined below) which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect.  Except as set forth in Schedule 4.1(c), there are no transactions, arrangements, or other relationships between the Corporation or any Subsidiary and an unconsolidated or other off balance sheet entity.  Neither the Corporation nor any of its Subsidiaries is a party to any material transaction or material contract or arrangement with any stockholder of the Corporation holding at least 5% of the outstanding shares of Common Stock (determined on a fully diluted basis), director, officer or employee of the Corporation or any of its Subsidiaries (collectively, “Related Parties”) or any of the respective immediate family members or affiliates of Related Parties other than in the ordinary course of business.

(d) The Corporation, Bank and each of their respective Subsidiaries (i) have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are currently engaged; and (ii) have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any governmental entities that are required in order to carry on their business as presently conducted and that are material to the business of the Corporation or such Subsidiary, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Corporation, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.

(e) The Corporation has furnished to the Purchaser or otherwise made available a copy of the audited consolidated financial statements of the Corporation for its fiscal years ended December 31, 2006, 2007 and 2008 and the unaudited consolidated financial statements of the Corporation for each interim period subsequent to the end of its most recent fiscal year through September 30, 2009 (collectively, the “Financial Statements”).  The Financial Statements do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Based in part upon the representations and warranties of the Purchaser contained herein, (i) the Corporation is not required by applicable law or regulation in connection with the offer, sale and delivery of the Purchased Shares to the Purchaser in the manner contemplated by this Agreement to register the Purchased Shares under the 1933 Act, or any state securities laws and (ii) none of the Corporation, its Subsidiaries nor, to the Corporation’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Corporation security or solicited any offers to buy any security under circumstances that would (A) eliminate the availability of the exemption from registration under Rule 506 of Regulation D under the 1933 Act in connection with the offer and sale by the Corporation of the Purchased Shares as contemplated hereby or (B) cause the offering of the Purchased Shares pursuant to this Agreement to be integrated with prior offerings by the Corporation for purposes of any applicable law, regulation or stockholder approval provisions.  Neither the Corporation nor any person acting on behalf of the Corporation has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising.

(g) The Corporation and its Subsidiaries (i) have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization, (ii) are duly qualified to do business and are in good standing as foreign corporations or organizations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

(h) The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Corporation (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Corporation) as of the date hereof has been set forth on Schedule 3.1(h).  All of the outstanding shares of capital stock of the Corporation are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws.  None of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Corporation, and no person has any preemptive or similar right to purchase any shares of capital stock of the Corporation.  Except as set forth on Schedule 3.1(h), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Corporation, or contracts, commitments, understandings or arrangements by which the Corporation is or may become bound to issue additional shares of capital stock of the Corporation or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Corporation, (ii) there are no outstanding securities or instruments of the Corporation which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Corporation is or may become bound to redeem a security of the Corporation; (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchased Shares; (iv) the Corporation does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (v) the Corporation has not exercised its right to defer payments of interest on the junior subordinated deferrable interest debentures of the Corporation or the corresponding trust preferred securities of Service 1st Capital Trust I (the “Trust Subsidiaries”).

(i) The Purchased Shares have been duly authorized and, when issued and delivered by the Corporation against payment therefor in the manner contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and there are no preemptive rights relating to the issuance of the Purchased Shares.

(j) This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(k) The execution, delivery and performance by the Corporation of this Agreement, the issuance and sale of the Purchased Shares in the manner contemplated hereby, and the consummation of the transactions contemplated herein (collectively, the “Transactions”), will not (i) conflict with or constitute a violation of, or default (with the passage of time or the delivery of notice) under, (A) any bond, debenture, note or other evidence of indebtedness, or any agreement, lease, franchise, license, permit, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their property is bound, where such conflict, violation or default would reasonably be expected to have a Material Adverse Effect, or (B) any law, administrative regulation, ordinance or judgment, order or decree of any court or governmental agency, arbitration panel or authority binding upon the Corporation or any of its Subsidiaries or any of their property; provided, however, that the Corporation makes no representation or warranty as to the proposed Transaction’s conflict with or violation of Title 12 of the Code of Federal Regulations, Section 225.41 (“12 C.F.R. § 225.41”), or (ii) violate any of the provisions of the Articles, or Bylaws, as amended, of the Corporation; and no consent, approval, authorization or order of, or filing or registration with any such person (including, without limitation, any such court or governmental agency or body) is required for the consummation of the Transactions by the Corporation, except such as may be required for a under Regulation D under the 1933 Act or for a Rule 506 “federal covered security” under state securities laws.

(l) The Financial Statements (including the related notes) present fairly, in all material respects, the financial condition and results of operations of the Corporation and its subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.  Since the Financial Statement Date, the Corporation has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP, nor has it been advised by its independent registered accounting firm or any Governmental Authority that any such change in method of accounting or accounting practice is appropriate.  No change in accounting treatment reflected in the Financial Statements, if any, resulting from the review of the Registration Statement by the SEC will or would be reasonably expected to result in a restatement of any prior financial statements or amendment of any prior periodic reports filed with the SEC.  Neither the Corporation nor any of its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not properly reflected or reserved against in the Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since September 30, 2009 in the ordinary course of business, (ii) contractual liabilities under agreements entered into in the ordinary course of business or that are disclosed in the SEC Documents, and (iii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

(m) There is no action, suit or proceeding before or by any court or governmental agency or body or any labor dispute now pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its Subsidiaries, which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(n) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions is in effect or, to the knowledge of the Corporation, threatened.

(o) Neither the Corporation nor any Subsidiary has engaged in conduct that it knows to be a violation of any applicable law or contractual obligation relating to the recruitment, hiring, extension of offers of employment, retention or solicitation of any current employee of the Corporation or any Subsidiary where such violation would reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Corporation, no executive officer is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and to the knowledge of the Corporation, the continued employment of each such executive officer does not subject the Corporation or any of its Subsidiaries to any material liability with respect to any of the foregoing matters.

(p) No broker’s, finder’s, investment banker’s or similar fee or commission has been paid or will be payable by the Corporation with respect to, or for any services rendered to the Corporation ancillary to, the offer, issue and sale of the Purchased Shares contemplated by this Agreement other than fees payable to Sandler O’Neill & Partners, L.P. (the “Financial Advisor”) as set forth in Schedule 4.1(p) for acting as financial advisor to the Corporation in connection with the Transactions, which will be paid by the Corporation. The Corporation acknowledges that Financial Advisor has acted only as financial advisor to the Corporation in connection with the Transactions and not as a placement agent or underwriter in connection with the Transactions.

(q) The Corporation does not own or control, directly or indirectly, any Subsidiary other than Bank and the other companies and entities referred to in Section 4.1(b).  The Corporation does not engage, directly or indirectly or through any other entity or through any partnership, joint venture or the like, in any business or activity other than investing its assets and owning or controlling Bank and Central Valley Community Insurance Services, LLC.  The Corporation does not own any shares of stock or any other equity or debt securities of any corporation or other entity or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity except as set forth in the Financial Statements.

(r) Except for such agreements that have expired or terminated in accordance with their terms prior to the date hereof, each material agreement to which the Corporation and its Subsidiaries is a party, is in full force and effect and is binding on the Corporation and/or its Subsidiaries, as applicable, and, to the knowledge of the Corporation, is binding upon such other parties, in each case in accordance with its terms, and neither the Corporation, any of its Subsidiaries nor, to the knowledge of the Corporation, any other party thereto, is in breach of or default under any such agreement, which breach or default would reasonably be expected to have a Material Adverse Effect. Neither the Corporation, nor any of its Subsidiaries, has received any written notice regarding the termination of any such agreements. The Corporation has made available to Purchaser true, correct and complete copies of all such agreements to which the Corporation or any of its Subsidiaries is a party or subject.

(s) Each of the Corporation and its Subsidiaries has filed on a timely basis all federal, state, local and foreign income and franchise tax returns required to be filed by it through the date hereof or had properly requested extension thereof and has paid all taxes shown as due thereon, and any related assessments, fines or penalties, except where such failure to timely file would not reasonably be expected to have a Material Adverse Effect.  Each of the Corporation and its Subsidiaries has made reasonable charges, accruals and reserves in the applicable Financial Statements in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Corporation and its Subsidiaries has not been finally determined.  No tax deficiency has been asserted against the Corporation or any of its Subsidiaries and the knowledge of the Corporation, there is no tax deficiency which might be asserted or threatened against it or any of its Subsidiaries.

(t) The Corporation and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments applicable to it, including, without limitation, all applicable local, state and federal environmental laws and the applicable federal and state banking laws, rules and regulations except where which non-compliance would not be reasonably expected to have a Material Adverse Effect (the “Applicable Laws”).  Neither the Corporation nor any of its Subsidiaries has received any notice of purported or actual non-compliance with Applicable Laws (except to the extent it would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect).  Neither the Corporation nor any of its Subsidiaries has received any communication from any Governmental Authority (i) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (ii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

(u) The operations of the Corporation and its Subsidiaries are and have been conducted, in all material respects, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened.

(v) Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Department of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(w) Except as disclosed in the Financial Statements, each of the Corporation and its Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted.

(x) Each of the Corporation and its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types, against such losses and in the amounts, with such insurers and subject to deductibles and exclusions as the Corporation reasonably believes are customary in the Corporation’s and its Subsidiaries’ industry and otherwise prudent, including, without limitation, insurance covering all real and personal property owned or leased by the Corporation and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect and no written notice of cancellation has been received.

(y) The Corporation is not and, after giving effect to the offering and sale of the Purchased Shares as contemplated in this Agreement will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) The Corporation is duly registered as a bank holding company under the BHC Act, as amended. Bank is a commercial bank duly organized, validly existing and in good standing with the Department.  Bank has at least a “satisfactory” rating under the U.S. Community Reinvestment Act.  Bank is a member in good standing of the Federal Home Loan Bank of San Francisco.  The deposit accounts of Bank are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due. As of the date of this Agreement, Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(aa) Except as set forth on Schedule 4.1(aa) neither the Corporation nor any Subsidiary is subject to any cease-and-desist, memorandum of understanding or other similar order or enforcement action (including any order to pay civil money penalties) issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its operations or business or that in any material manner relates to its capital adequacy, maintenance of specific capital levels, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Corporation or any Subsidiary been advised by any governmental entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

(bb) The Corporation is not, and has never been, an issuer identified in Rule 144(i)(1) under the 1933 Act.

(cc) Except as set forth on Schedule 4.1(cc), as of the Closing Date, except for normal periodic examinations conducted by a federal or state bank regulatory authority having jurisdiction over the Corporation or any of its Subsidiaries (a “Bank Regulator”), since December 31, 2006, no Bank Regulator has initiated any proceeding or, to the knowledge of the Corporation, investigation into the business or operations of the Corporation or any of its Subsidiaries. The Corporation and its Subsidiaries have addressed in all material respects any matters requiring Board attention set forth in writing by any Bank Regulator with respect to any such normal periodic examination and addressing such matters has not and is reasonably expected to not result in a Material Adverse Effect.

(dd) As of the Closing Date, taking into account the net proceeds of the capital raise contemplated as part of this Transaction, the Corporation and Bank each will have leverage, Tier 1 risk-based and total risk-based capital ratios that are at least 100 basis points in excess of the minimum regulatory requirements, in the case of the Corporation, and for “well-capitalized” status under Federal prompt corrective action regulations, in the case of the Bank.

(ee) As of the date hereof and as of Closing Date, the Corporation’s management has concluded that the loan loss reserves of Bank are adequate and has not been advised by the Corporation’s independent or internal auditors of any preliminary or final disagreement with management’s conclusions.

(ff) The issuance of the Purchased Shares to the Purchaser as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the employee benefit plans, retirement plans or other agreements to which the Corporation or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other compensatory agreements or arrangements (all of the foregoing are referred to as “Employee Arrangements”), which results in payments to the counterparty or the acceleration of vesting of benefits.  In the event that the issuance of the Purchased Shares to the Purchaser as contemplated by this Agreement would otherwise trigger any such rights, the Corporation will obtain waivers from the parties to the Employee Arrangements waiving, as applicable, (i) the right to receive any such payments resulting from the occurrence of such triggering event or (ii) the acceleration of vesting of such benefits.

(gg) The Corporation has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act) to ensure that material information relating to the Corporation, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Corporation by others within those entities.  The Corporation maintains internal control over financial reporting (as defined in Rule 13a-15 of the 1934 Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of the Corporation, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Corporation are being made only in accordance with authorizations of management and directors of the Corporation, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Corporation’s assets that could have a material effect on its financial statements.  The Corporation has disclosed, based on its most recent evaluation prior to the date hereof, to the Corporation’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably expected to adversely affect the Corporation’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls over financial reporting.

(hh) Except as expressly set forth or reflected in the Financial Statements, since December 31, 2008, (A) neither the Corporation nor any Subsidiary nor, to the knowledge of the Corporation, any director or officer of the Corporation or any Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Corporation or a subsidiary of the Corporation or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Corporation or any Subsidiary has engaged in questionable accounting or auditing practices The records, systems, controls, data and information of the Corporation and the Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Corporation or the Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the system of internal accounting controls described above in this subsection.

(ii) Except as expressly set forth or reflected in the Financial Statements, since December 31, 2008, the Corporation and each of the Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice.

(jj) The Board of Directors has taken all other necessary action to ensure that any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to this Agreement or to any of the Transactions contemplated hereby.

(kk) The Corporation is eligible to register the resale of the Purchased Shares by the Purchasers using Form S-3 promulgated under the 1933 Act.

(ll) The Corporation has not, and to the Corporation’s knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of any of the Purchased Shares.

(mm) The Corporation’s Common Stock is registered pursuant to Section 12(b) of the 1934 Act, and the Corporation has taken no action designed to terminate the registration of the Common Stock under the 1934 Act nor has the Corporation received any notification that the SEC is contemplating terminating such registration. The Corporation has not, in the 12 months preceding the date hereof, received written notice from the Nasdaq Capital Market to the effect that the Corporation is not in compliance with the listing or maintenance requirements of the Nasdaq Capital Market. The Corporation is in compliance in all material respects with the listing and maintenance requirements for trading of the Common Stock on the Nasdaq Capital Market.

4.2           Representations and Warranties and Agreements of the Purchaser. Each Purchaser, severally and not jointly with any other Purchaser, represents and warrants to, and agrees with, the Corporation that, as of the date hereof and immediately prior to the Closing:

(a) The Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(b) The Purchaser represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all the requisite power and authority to purchase the Purchased Shares, as provided herein, and (ii) its purchase of the Purchased Shares has been duly authorized by all necessary action on behalf of the Purchaser.

(c) The Purchaser is purchasing the Purchased Shares for Purchaser’s own account and not with a view to or for sale in connection with any distribution thereof in a transaction that would violate or cause a violation of the 1933 Act or the securities laws of any state or any other applicable jurisdiction.

(d) The Purchaser is an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act and understands and agrees that the offer and sale of the Purchased Shares to the Purchaser hereunder have not been registered under the 1933 Act or any state securities law in reliance on the availability of an exemption from such registration requirements of the 1933 Act based in part on the accuracy of the Purchaser’s representations in this Section.

(e) In the normal course of the Purchaser’s business or affairs, Purchaser invests in or purchases securities similar to the Purchased Shares and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Purchased Shares. Purchaser has received and has carefully reviewed the Financial Statements.  Purchaser has had access to such financial and other information concerning the Corporation and its Subsidiaries as Purchaser deemed necessary or desirable in making a decision to purchase the Purchased Shares, including all of the Corporation’s periodic and current reports filed with the SEC, and an opportunity to ask questions and receive answers from officers of the Corporation and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.

(f) The Purchaser is not relying on the Corporation or any of its affiliates with respect to an analysis or consideration of the terms of or economic considerations relating to an investment in the Purchased Shares. In regard to such considerations and analysis, the Purchaser has relied on the advice of, or has consulted with, its own advisors.

(g) The Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Purchased Shares. Purchaser understands that the Purchased Shares have not been registered under the 1933 Act and are “restricted securities” within the meaning of Rule 144  of the 1933 Act, and may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom. Furthermore, Purchaser acknowledges that the Purchased Shares purchased hereunder will bear a legend to the effect set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Corporation, the Purchaser shall not transfer the Purchased Shares without complying with the restrictions on transfer described in the legend endorsed on such certificate:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

(h) The execution, delivery and performance by the Purchaser of this Agreement, purchase of the Purchased Shares in the manner contemplated hereby, and the consummation of the transactions contemplated herein (collectively, the “Transactions”), will not (i) conflict with or constitute a material violation of, or material default (with the passage of time or the delivery of notice) under any law, administrative regulation, ordinance or judgment, order or decree of any court or governmental agency, arbitration panel or authority binding upon the Purchaser or any of their property, or (ii) violate any of the provisions of the charter documents of the Purchaser; and no material consent, approval, authorization or order of, or filing or registration with any such person (including, without limitation, any such court or governmental agency or body) is required for the consummation of the Transactions by the Purchaser, except such as may be required for a under Regulation D under the 1933 Act or for a Rule 506 “federal covered security” under state securities laws.

(i) The Purchaser represents and warrants that it is not required to obtain, prepare or file any authorization, approval, consent, filing or registration with any Governmental Authority in order to consummate the Transactions at the Closing Date except that in the event that the Purchaser determines, in its sole discretion, to purchase shares equal to or in excess of 10% of the outstanding voting Common Stock following consummation of the Transactions, the Purchaser will require the approval or the non-objection of the Federal Reserve and the Department to acquire the shares.  Except as expressly set forth in this Agreement, the Purchaser is not “acting in concert” (as that term is defined in 12 C.F.R. § 225.41) with any other persons to acquire any of the Corporation’s capital stock.

(j) Other than the Transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, executed any disposition, including short sales, in the securities of the Corporation during the period commencing from the time that the Purchaser first entered into a term sheet with the Corporation until the date that the Transactions are first publicly announced.

(k) The offer to purchase the Purchased Shares was directly communicated to the Purchaser by the Corporation.  At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio, television, internet or email advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(l) The Purchaser neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with Transactions.

(m) The Purchaser acknowledges that the Corporation intends to issue up to approximately 380,952 shares of Common Stock to the investors identified in the Capital Schedule (“Other Investors”) contemporaneously with the Closing.  The Purchaser (i) is not an affiliate of any of the Other Investors, (ii) reached its decision to invest in the Corporation independently from the Other Investors, and (iii) has entered into no agreements with the Other Investors (A) for the purpose of controlling the Corporation or any of its Subsidiaries or (B) regarding voting its interest in the Corporation in concert with any of the Other Investors or otherwise to act in concert with the Other Investors with respect to the Corporation.

5.             ADDITIONAL AGREEMENTS

5.1           Form D, Blue Sky and Certificates.

(a) The Corporation agrees to timely file a Form D with respect to the Purchased Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.  The Corporation, on or before the Closing Date, shall take such action as is necessary in order to obtain and maintain an exemption for or to qualify the Purchased Shares for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.  The Corporation shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(b) The restrictive legend set forth in Section 4.2(g) shall be removed and the Corporation shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Purchased Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Corporation (“DTC”), if (i) such Purchased Shares are registered for resale under the 1933 Act, (ii) such Purchased Shares are sold or transferred pursuant to Rule 144 or (iii) such Purchased Shares are eligible for sale under Rule 144, without the requirement for the Corporation to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.  Following the earlier of (i) the effective date of the first Registration Statement covering the resale of some or all of the Purchased Shares (the “Effective Date”) or (ii) Rule 144 becoming available for the resale of Purchased Shares, without the requirement for the Corporation to be in compliance with the current public information required under Rule 144 as to the Purchased Shares and without volume or manner-of-sale restrictions, the Corporation shall cause counsel to the Corporation to issue to the Corporation’s transfer agent a legal opinion to the effect that no subsequent transfer of such Shares shall require registration under the 1933 Act.  Any fees (with respect to said transfer agent, counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Corporation.  Following such time as a restrictive legend is no longer required for any Shares, no later than three trading days following the delivery by the Purchaser to the Corporation or said transfer agent (with notice to the Corporation) of a legended certificate representing such Shares and an opinion of counsel to the extent required by this Section, the Corporation will and will cause the transfer agent to, deliver or cause to be delivered to the Purchaser a certificate or confirmation representing such Shares that is free from all restrictive legends.  Unless otherwise required by applicable law, the Corporation may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section.  Certificates for Shares free from all restrictive legends may be transmitted by the said transfer agent to a Purchaser by crediting the account of the Purchaser’s custodian or prime broker with DTC as directed by the Purchaser.

5.2           Regulatory Matters.

(a) In the event that the Purchaser in its sole discretion determines, before or after Closing, to acquire or to establish its authority to acquire, or in the event the Purchaser may be deemed to acquire, securities that will amount to 10% or more of the issued and outstanding shares of any class of securities whose acquisition is or may be subject to regulatory approval, Purchaser may seek approvals (to the extent required) and written confirmation that it shall not thereby be deemed to “control” the Corporation or any Subsidiary after the Closing, from the Federal Reserve for purposes of the Change in Bank Control Act or Sections 3 or 4 of the BHC Act and from the Department under Sections 700-711 and/or 3700-3707, as applicable, of the California Financial Code or other applicable provisions of California law (“California CIBC Law”) (each a “Non-Control Determination”); provided, however, that (A) nothing in this Agreement shall obligate Purchaser to seek any Non-Control Determination or to purchase shares of the Corporation following the consummation of this Transaction in excess of the respective amount that Purchaser determines, in its sole discretion, is reasonably likely to be the maximum number of such Purchased Shares that Purchaser may purchase without risk of being required to obtain a Non-Control Determination; and (B) if Purchaser in its sole discretion seeks one or more Non-Control Determinations, no such Non-Control Determination shall (i) impose any condition or requirement that would reasonably be expected to be materially burdensome to the Purchaser (including any material constraints or restrictions on the Purchaser’s current business or investments), or (ii) impose any restraint or condition on any limited partner of the Purchaser (including a requirement to file any application or notice under the BHC Act, the Change in Bank Control Act or any other federal or state banking law) (each a “Burdensome Condition”); and provided further that the imposition of a Burdensome Condition in connection with a Non-Control Determination shall constitute a denial of such Non-Control Determination and the Non-Control Determination shall be deemed not received for all purposes in this Agreement, including but not limited to Section 6.15(b).

(b)  Each of the Corporation and the Purchaser agrees to use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to obtain any authorizations, consents, orders and approvals of all Governmental Authorities necessary for the Purchaser to purchase the Purchased Shares on the Closing Date on terms consistent with the terms set forth in this Agreement. If the Purchaser determines to seek receipt of a Non-Control Determination from the Federal Reserve or the Department in order to consummate the Transactions contemplated by this Agreement, Purchaser will (i) promptly, and in any event within 20 calendar days of this Agreement submit to the Federal Reserve or the Department, as applicable, a request for Non-Control Determination, (ii) provide (and, if and as required by the Federal Reserve or the Department, as applicable, will cause any of its general partners, managers, managing members or management companies or other controlling entities, as applicable) customary passivity commitments in connection with its request to obtain such determination, and (iii) promptly provide to the Corporation copies of the public portion of all requests and applications, if any, filed with the Federal Reserve or Department in connection with the transactions contemplated by this Agreement, and correspondence to and from the Federal Reserve and Department, as applicable, relating to such requests and applications.  The Corporation will, and will cause its Affiliates to, use its commercially reasonable efforts to assist and support the Purchaser’s efforts to obtain a Non-Control Determination in the event the Purchaser determines to seek such determination.

(c) Purchaser hereby agrees that it shall not seek to “control” or exercise a controlling influence over the Corporation or the Bank, for purposes of the BHC Act, and, to the extent that and for so long as Purchaser may be bound by a “passivity,” “non-control” or similar agreement required by the Federal Reserve in connection with a Non-Control Determination (a “Non-Control Agreement”), Purchaser shall not take any action the taking of which is prohibited by any such Non-Control Agreement.  Without limiting the generality of the foregoing, the Purchaser agrees that (i) no officer, director, partner, agent or other representative of Purchaser shall seek or accept representation on the board of directors of the Corporation or any of its Subsidiaries unless nominated by Corporation’s board of directors, and (ii) the Purchaser shall not directly or indirectly propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by management or the board of directors of the Corporation.

(d) The Corporation shall use its diligent efforts to obtain and deliver to Purchaser certificates from (i) the Federal Deposit Insurance Corporation (the “FDIC”) confirming that the Bank’s deposits are currently insured by the FDIC, (ii) the Board of Governors of the Federal Reserve System (the “Federal Reserve”), certifying that Corporation is a registered bank holding company, and (iii) the California Department of Financial Regulation (the “Department”) certifying that the Bank is duly authorized as a commercial bank under California law.

5.3           Indemnification of Purchaser. The Corporation shall indemnify and hold Purchaser harmless from and against all claims in respect of all fees paid to Financial Advisor in connection with this Agreement and the Transactions.

5.4           Confidentiality.

(a) For so long as the Purchaser owns any Shares the Purchaser agrees and agrees to cause its Representatives (as defined in subsection (c) below) (to the extent such Representatives are provided any such Confidential Information (as defined in subsection (b) below) by the Corporation or Purchaser), to keep confidential any Confidential Information.  In the event the Purchaser pursuant to this Agreement or anyone to whom any of them transmit Confidential Information is requested or required by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process to disclose any such information, the Purchaser shall (i) provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy and/or waive the Purchaser’s compliance with the provisions of this Section, (ii) furnish only that portion of such information that the Purchaser is advised by counsel is responsive to the request or legally required and (iii) at the Corporation’s expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.  Notwithstanding the foregoing, the Purchaser may disclose any such information if required by judicial or administrative process or by other requirements of law, national stock exchange or self-regulatory organization.

(b) For the purpose of this Agreement, “Confidential Information” means information obtained from the Corporation, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by the Purchaser or its Representatives, (ii) in the public domain other than by breach of this Agreement by the Purchaser or its Representatives or (iii) later acquired by such Purchaser from sources other than the Corporation or its Subsidiaries not bound by any confidentiality obligation to the Corporation or its Subsidiaries with respect to such information.

(c) For purposes of this Agreement, “Representative” shall mean, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners, general partners, managers, investment managers, or financial advisors or other person associated with, or acting for or on behalf of, such person.

5.5           Use of Proceeds.  The Corporation will not intentionally directly or indirectly use the proceeds of the Transactions, and will not lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

5.6           No Change of Control.  The Corporation shall use commercially reasonable efforts to obtain all necessary irrevocable waivers and make all appropriate determinations so that the issuance of the Purchased Shares to the Purchaser, will not trigger a “change of control” or other similar provision in any of the agreements to which the Corporation or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

5.7           Approval of Non-Voting Common Stock. If at any time the Corporation’s Board of Directors recommends (i) the amendment and/or restatement of the Articles to create and authorize the Non-Voting Common (as defined in the Exchange Proceedures set forth in Exhibit D hereto) (the “Non-Voting Common Proposal”) or (ii) the approval of the Share Exchange (the “Exchange Proposal” and collectively with the Non-Voting Common Proposal, each a “Proposal”), and submits a Proposal for the approval of the shareholders of the Corporation then entitled to vote thereon, then each Purchaser shall vote, or cause to be voted, all of the capital stock of the Corporation entitled to vote thereon and then beneficially held by such Purchaser, in favor of such Proposal, at any applicable meeting or by written consent of the shareholders of the Corporation.

5.8           Other Issuances Prior to Closing.  Until the earlier to occur of (i) the completion of Closing, or (ii) the termination of this Agreement, the Corporation shall not issue any additional shares of Common Stock or other securities which provide the holder thereof the right to convert such securities into shares of Common Stock, other than such issuances, if any, as are expressly disclosed to Purchaser in this Agreement or a Schedule hereto or pursuant to Incentive Plans (as defined in Section 5.11).  Notwithstanding the foregoing, the Corporation is authorized to issue up to 380,952 shares of Common Stock to other “accredited investors,” in a manner that shall not impair the registration exemption of the offer, purchase and sale of the Purchased Shares under federal or state law, at a price not less than $5.25 per share, and on terms not more favorable to the investors than the terms of this Agreement (the “Other Issuances”).  The Corporation represents and warrants to Purchaser that Schedule 5.8 sets forth the names of each investor, the amount and types of the Corporation securities being sold to each investor, and the offering price, for the Other Issuances.  The Corporation agrees to deliver to Purchaser complete copies of all agreements with any purchasers in the Other Issuances, a reasonable time prior to Closing to permit Purchaser to verify compliance with the provisions of this Section.  Corporation and its agents have not taken and will not take any action that would be the primary cause of Purchaser being deemed to be affiliated with or “acting in concert” with any such other investors as such term is defined under the Change in Bank Control Act, the BHC Act, the California CIBC Law or other applicable law or regulations.

5.9           Management Rights.

(a) On the date of this Agreement, the Corporation and Purchaser are entering into a management rights agreement in the form of Exhibit C attached to and made part of this Agreement.

(b) The rights provided by this Section are personal to the Purchaser and in no event shall such rights be assignable.

5.10         Registration Rights.

(a) Defined Terms.  In this Section, the term “Purchaser” means each Purchaser severally.  The following terms when used in this Section have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Person; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporation Shares” means and includes the Common Stock (as designated in the Articles), any shares of the Corporation’s Common Stock into which any Series B Preferred Stock shall have converted at or prior to the Registration Deadline, and any shares of the Corporation’s voting common stock issued or issuable in respect of or in exchange for any of the foregoing.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed for business in either New York City, New York, or Philadelphia, Pennsylvania.

“1934 Act” means the U.S. Securities 1934 Act of 1934, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.

“Holder” means a holder of a Registrable Security, and “Holders” means such holders collectively.

“Person” means natural persons, corporations, limited liability companies, trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Registrable Securities” means the Corporation Shares or shares of common stock issued or issuable by the Corporation in respect of or in exchange for the Corporation Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the 1933 Act, (iii) such securities shall have ceased to be outstanding, or (iv) such securities may be sold in the public market of the United States, in unlimited amounts and without the requirement for the Corporation to be in compliance with the current public information required under Rule 144, under Rule 144, without registration under the 1933 Act.

“Registration” means the registration of the Registrable Securities as described in paragraph (b)(i) of this Section.

“Registration Deadline” has the meaning assigned to that term in paragraph (b)(i).

“Registration Expenses” has the meaning set forth in paragraph 5 of this Section.

“Registration Statement” means any registration statement of the Corporation which covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

(b) Registration.

(i) Requirement for Registration. On or prior to that date (the “Registration Deadline”) that is six (6) months after the Closing Date, the Corporation agrees to file the Registrable Securities for registration for sale under the 1933 Act and to cause such Registration Statement to be declared effective, subject to the provisions of this Section and to the Purchaser’s compliance with Purchaser’s obligations under the provisions of this Section.  Subject to the other provisions of this Section, the Corporation shall be obligated to provide Registration regardless of whether an underwritten offering is undertaken in connection with the Registration.  The Corporation shall use its commercially reasonable efforts to cause the registration to remain effective until the later of (i) the expiration of any limitations on sale of the Registrable Securities by the Purchaser under Rule 144 and without the requirement for the Corporation to be in compliance with the current public information required under Rule 144 or, if earlier, the sale of all the Registrable Securities by the Purchaser under Rule 144, or (ii) the date on which all of the Registrable Securities covered thereby are disposed of under the Registration Statement in accordance with any method or methods of disposition stated therein.  Notwithstanding anything to the contrary in this paragraph, the Corporation shall not be required to register any Registrable Securities pursuant to this paragraph during any period (not to exceed 180 days) following the closing of the completion of a distribution of securities offered by the Corporation that would cause the Corporation to breach a lock-up provision contained in the underwriting agreement for such distribution, and in such event the “Registration Deadline” shall be deemed automatically extended for such period.

(ii) Number and Timing of Registrations. Notwithstanding anything in this paragraph to the contrary: (A) provided the Corporation complies with its obligations under this Section, the Purchaser shall have no other right to demand Registration, and (B) the Corporation shall not be obligated to make a Registration in the event that a Piggy-back Registration is available to Purchaser on or prior to the Registration Deadline.

(iii) Suspension of Registration. Notwithstanding the foregoing, if (a) an “Interruption Event” (as described in paragraph (b)(iv) occurs, or (b) in the good faith judgment of the Board of Directors of the Corporation it would be materially detrimental to the Corporation and its stockholders for any Registration Statement to be filed or for any Registration Statement or Prospectus to be amended or supplemented because such filing, amendment or supplement would (i) require disclosure of material non-public information, the disclosure of which would be reasonably likely to materially and adversely affect the Corporation and its subsidiaries (if any) taken as a whole, or (ii) materially interfere with any existing or prospective business situation, transaction or negotiation involving the Corporation; then in either such event the Corporation shall have the right to suspend the use of the applicable Registration Statement or delay delivery or filing, but not the preparation, of the applicable Registration Statement or Prospectus or any document incorporated therein by reference, in each case for a reasonable period of time; provided, however, that the Corporation shall not be able to exercise such suspension right more than twice in each 12-month period aggregating not more than 150 days in such 12-month period. In the event that the ability of the Purchaser to sell shall be suspended pursuant to the foregoing, the period of such suspension shall not count towards compliance with the 60-day period referred to under clause (i) of paragraph (b)(i) of this Agreement.

(iv) Interrupted Registration. Notwithstanding any other provision of this Section, the Registration Deadline shall be extended if, for reasons beyond the reasonable control of the Corporation, any of the following (an “Interruption Event”) shall occur: (i) the SEC refuses to declare a Registration effective; (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC such that the Registration Statement shall not be effective; or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied and are not otherwise waived.  If an Interruption Event occurs, the Registration Deadline shall automatically be extended until sixty (60) days after all Interruption Events shall have ceased.

(c) Piggy-back Registrations.

(i) Right to Include Registrable Securities. If at any time the Corporation proposes to register (including for this purpose a registration effected by the Corporation for security holders of the Corporation other than Purchaser) any Registrable Securities and to file a Registration Statement with respect thereto under the 1933 Act, whether or not for sale for its own account (other than pursuant to (i) paragraph (b)(i), or (ii) a registration statement on Form S-4, Form S-8 or any successor or similar forms, in a manner that would permit registration of Registrable Securities for sale to the public under the 1933 Act (a “Public Offering”), the Corporation will each such time promptly give written notice to the Purchaser (i) of its intention to do so, (ii) of the form of registration statement of the SEC that has been selected by the Corporation and (iii) of rights of Purchaser under this paragraph (the “paragraph 3 Notice”). The Corporation will include in the case of a proposed Public Offering all Registrable Securities that the Corporation is requested in writing, within 15 days after the paragraph 3 Notice is given, to register by the Purchaser thereof (a “Piggy-back Registration”); provided, however, that (x) if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Corporation shall determine that none of such Registrable Securities shall be registered, the Corporation may, at its election, give written notice of such determination to Purchaser if

Purchaser shall have requested registration and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (y) in case of a determination by the Corporation to delay registration of Registrable Securities, the Corporation shall be permitted to delay the registration of such Registrable Securities pursuant to this paragraph for the same period as the delay in registering such other Registrable Securities by the Corporation, as the case may be or may abandon the registration of Registrable Securities, in the sole discretion of the Corporation.  No registration effected under this paragraph shall relieve the Corporation of its obligations to effect registrations under paragraph 2.

(ii) Priority; Registration Form. If the managing underwriter(s) for a registration in which Registrable Securities are proposed to be included pursuant to this paragraph that involves an underwritten offering shall advise the Corporation in writing in good faith that in its opinion, the number of Registrable Securities to be sold for the account of persons other than the Corporation (collectively, “Selling Stockholders”) is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of the Corporation and the Purchaser), then the number of Registrable Securities to be sold for the account of Selling Stockholders (including Purchaser) may be reduced to a number that, in the opinion of the managing underwriter(s), may reasonably be sold without having the adverse effect referred to above. The reduced number of Registrable Securities that may be registered shall be allocated in the following priority: first, to Registrable Securities proposed to be registered for offer and sale by the Corporation; second, to Registrable Securities proposed to be registered pursuant to any registration rights of third parties; third, to Registrable Securities proposed to be registered pursuant to any piggy-back registration rights under any other agreements ; and, fourth, to Registrable Securities proposed to be registered by Purchaser as a Piggy-back Registration. The reduced number of Registrable Securities that may be registered pursuant to this paragraph (c)(ii) shall be allocated pro rata among the Purchaser and any other Holders participating in the Piggy-back Registration, based on the number of Registrable Securities beneficially owned by the respective Holders. If, as a result of the proration provisions of this paragraph (c)(ii), Purchaser shall not be entitled to include all Registrable Securities in a registration pursuant to this paragraph that Purchaser has requested be included, Purchaser may elect to withdraw its Registrable Securities from the registration.

(iii) Merger, Consolidation, etc. Notwithstanding anything in this paragraph to the contrary, Purchaser shall not have any right to include Registrable Securities in any distribution or registration which is pursuant to a merger, amalgamation, consolidation, acquisition, exchange offer, sale of Registrable Securities issuable or issued upon exchange, conversion or sale of the Corporation Shares or other Registrable Securities, recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having similar effect.

(d) Registration Procedures.

(i) Use Reasonable Best Efforts. In connection with the Corporation’s registration obligations pursuant to subsections (b) and (c) of this Section, the Corporation shall use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof and:

(1) to prepare and file with the SEC a Registration Statement relating to the registration on any appropriate form under the 1933 Act, and to cause such Registration Statement to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the 1933 Act;

(2) to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in paragraph (b)(i); and to cause the Registration Statement and the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the 1933 Act and any rules and regulations promulgated thereunder; and otherwise to comply with the provisions of the 1933 Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the Purchaser thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement;

(3) to notify the Purchaser if it is selling Registrable Securities and the managing underwriter(s), if any, promptly if at any time (A) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (B) any Registration Statement, or any post-effective amendment thereto, becomes effective, (C) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (D) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (E) the Corporation receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification, or (F) upon the discovery, or upon the occurrence of any event, which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that in the case of this subclause (vi), such notice need only state that an event of such nature has occurred, without describing such event;

(4) to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest reasonably practicable moment;

(5) if requested by the managing underwriter(s) or any Holder of Registrable Securities being sold in connection with an underwritten offering, to incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information which the Corporation and such Purchaser reasonably agree is required to be included therein relating to such sale of Registrable Securities; and to file such supplement or post-effective amendment as soon as practicable in accordance with the 1933 Act;

(6) to furnish to each Purchaser and each managing underwriter, if any, one signed copy of the Registration Statement and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC;

(7) if Registrable Securities being sold in connection with an underwritten offering, to deliver to Purchaser and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment, supplement or exhibit thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment, supplement or exhibit thereto by Purchaser and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment, supplement or exhibit in each case in accordance with the intended method or methods of disposition thereof;

(8) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with the Purchaser, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; to keep each such registration or qualification effective during the period set forth in paragraph (b)(i) that the applicable Registration Statement is required to be kept effective; and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Corporation will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service in any jurisdiction where it is not then so subject;

(9) to cooperate with the Purchaser and the underwriter(s), if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as Purchaser or managing underwriter(s) may request at least five (5) Business Days prior to any sale of Registrable Securities represented by such certificates;

(10) subject to paragraph (d)(iii) hereof, upon the occurrence of any event described in clause (F) of subparagraph (d)(i)(3) above, to prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required documents, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and to cause such supplement or post-effective amendment to become effective as soon as practicable;

(11) to take all other actions in connection therewith as are reasonably necessary or desirable in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (i) to enter into an underwriting agreement in customary form with the managing underwriter(s) (such agreement to contain standard and customary indemnities, representations, warranties and other agreements of or from the Corporation, as the case may be); (ii) to obtain opinions of counsel to the Corporation (which (if reasonably acceptable to the underwriter(s)) may be the Corporation’s inside counsel) addressed to the underwriter(s), such opinions to be in customary form; and (iii) to obtain “comfort” letters from the Issuer’s or the Corporation’s independent certified public accountants addressed to the underwriter(s), such letters to be in customary form;

(12) to consider in good faith any reasonable request of Purchaser and underwriters for the participation of management of the Corporation in “road shows” and similar sales events; and

(13) reasonably cooperate with Purchaser and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel, in connection with any filings required to be made by the Financial Industry Regulatory Authority.

(14)  in connection with the filing of a Registration Statement hereunder or any amendment or supplement  to a Registration Statement or Prospectus hereunder, the Corporation shall, not less than three (3) business days prior to such filing, furnish to the Purchaser copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of the Purchaser (it being acknowledged and agreed that if the Purchaser does not object to or comment on the aforementioned documents within such three (3) business day period, then the Purchaser shall be deemed to have consented to and approved the use of such documents).  The Corporation shall not file any Registration Statement or amendment or supplement thereto in a form to which the Purchaser reasonably objects in good faith, provided that, the Corporation is notified of such objection in writing within the three (3) business day period described above.

(ii) Purchaser’s Obligation to Furnish Information and Cooperate. If a registration is being effected with respect to any Registrable Securities for which the Purchaser is a Holder, Purchaser shall, promptly on the Corporation’s request, (i) furnish to the Corporation such information regarding the Purchaser, the Registrable Securities held by the Purchaser, the manner of holding any interests therein, and distribution of such Registrable Securities, as the Corporation may from time to time reasonably request in writing, and (ii) provide such consents as the Corporation may reasonably require with respect to disclosure of the content of the disclosures and any identification of the Purchaser or its Registrable Shares or the circumstances in which they are held.

(iii) Suspension of Sales Pending Amendment of Prospectus. Purchaser shall, upon receipt of any notice from the Corporation of the happening of any event of the kind described in clauses (A)-(F) of subparagraph (d)(i)(3) above, suspend the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Purchaser’s receipt of the copies of a supplemented or amended Prospectus or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and, if so directed by the Corporation such Purchaser will deliver to the Corporation all copies, other than permanent file copies, then in such Purchaser’s possession of any Prospectus covering such Registrable Securities. If the Corporation shall have given any such notice during a period when a Registration is in effect, the 60-day period described in paragraph (b)(i) shall be extended by the number of days of such suspension period.

(e) Registration Expenses. Except as otherwise expressly provided herein to the contrary, the Corporation will bear all expenses incident to the Corporation’s performance of or compliance with its obligations under this Section 5.10, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incident to such performance or compliance), (v) securities acts liability insurance (if the Corporation elects to obtain such insurance) and (vi) the expenses and fees for listing securities to be registered on each securities exchange on which Securities are then listed (all such expenses being herein referred to as “Registration Expenses”); provided, however, that Registration Expenses borne by the Corporation shall not include any underwriting discounts, commissions or fees attributable to the sale of the Purchaser’s Registrable Securities or the fees and expenses of counsel for the Purchaser, which underwriting discounts, commissions, fees and expenses of counsel shall in all cases be borne solely by the Purchaser, and, provided, further that the Purchaser will bear all its other expenses incurred in fulfilling its obligations under this Agreement.

(f) Indemnification.

(i) Indemnification by the Corporation.  In the event of any registration of any securities of the Corporation under the 1933 Act pursuant to subsection (b) or (c) of this Section, the Corporation will, and hereby does, indemnify and hold harmless Purchaser, its directors, officers and agents and each other Person, if any, who controls Purchaser within the meaning of paragraph 15 of the 1933 Act (Purchaser and such other Persons, collectively, “Purchaser Covered Persons”), against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Purchaser Covered Person under the 1933 Act, common law or otherwise (collectively, “Damages”), to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or result from (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the 1933 Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Corporation shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Corporation shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Corporation shall not be liable to any Purchaser Covered Person in any such case to the extent that any such Damage (or action or proceeding in respect thereof) arises out of or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any such Purchaser Covered Person, specifically for use in the preparation thereof.

(ii) Indemnification by the Selling Purchaser. In consideration of the Corporation including any Registrable Securities of Purchaser in any Registration Statement filed in accordance with subsection (b) or (c) of this Section, Purchaser shall be deemed to have agreed to indemnify and hold harmless, jointly and severally (in the same manner and to the same extent as set forth in paragraph (a) of this Section) the Corporation, its directors, officers, managing directors and agents and each Person controlling the Corporation within the meaning of paragraph 15 of the 1933 Act (each, a “Corporation Covered Person”) against any and all Damages, to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or are related to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation or its representatives by or on behalf of Purchaser specifically for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement; provided however, that the total amounts payable in indemnity by the Purchaser under this Section 5.10(f)(ii) shall not exceed the net proceeds received by the Purchaser in the registered offering out of which such indemnification arises. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation or any of its directors, officers or controlling Persons. The Corporation may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that Purchaser acknowledge its agreement to be bound by the provisions of this Section (including without limitation this subsection (f)) applicable to it.

(iii) Notices of Claims. Promptly after receipt by a Purchaser Covered Person or a Corporation Covered Person (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this paragraph, such Indemnified Party will, if a claim in respect thereof is to be made against, respectively, the Corporation, on the one hand, or Purchaser, on the other hand (such Person or Persons, the “Indemnifying Party”), give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this paragraph, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable cost of investigation; provided, further, that if, in the Indemnified Party’s reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of such claim, then such Indemnified Party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the Indemnifying Party’s expense to represent such Indemnified Party. No Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement, which shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(iv) Contribution. If the indemnification provided for in this paragraph is unavailable or insufficient to hold harmless an Indemnified Party under this paragraph, then each Indemnifying Party shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of the Damages referred to in this paragraph in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the offering which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Corporation and the Purchaser (in consideration of the Corporation’s including any Registrable Securities in any Registration Statement filed in accordance with subsection (b) or (c) of this Section) shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Damages referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (f)(iii) if the Indemnifying Party has assumed the defense of any such action accordance with the provisions thereof) which is the subject of this paragraph (f)(iv).  Notwithstanding the provisions of this Section 5.10(f)(iv), the Purchaser shall not be required to contribute, in the aggregate, an amount in excess of the amount by which the net proceeds actually received by the Purchaser for the sale of Registrable Securities in the registered offering exceeds the amount of damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of paragraph 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an Indemnified Party under this paragraph of notice of the commencement of any action against such party in respect of which a claim for contribution has been made against an Indemnifying Party under this paragraph, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in paragraph (f)(iii) has not been given with respect to such action; provided, however, that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under this paragraph, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party.

(g) Rule 144. The Corporation shall file the reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, so long as it is subject to such reporting requirements, all to the extent required from time to time to enable Purchaser to sell Registrable Securities without registration under the 1933 Act within the limits of the exemptions provided by Rule 144 of the 1933 Act (“Rule 144”).

(h) Underwritten Registrations.

(i) Selection of Underwriter(s). In each registration under subsection (b) or (c) of this Section, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by the Corporation.

(ii) Agreements of Selling Purchaser. Purchaser shall not sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless Purchaser (i) agrees to sell such Registrable Securities on a basis provided in any underwriting agreement in customary form, including the making of customary representations, warranties and indemnities and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or as reasonably requested by the Corporation (whether or not such offering is underwritten).

(j) Transferability. The rights of Purchaser under this Section and the right to cause the Corporation to register Registrable Shares under this Section may be assigned by Purchaser to a transferee or assignee of any Registrable Securities; provided, however, that prior to the receipt by the Corporation of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Corporation may deem and treat the person listed as the holder of such Registrable Securities in its records as the absolute owner and holder of such Registrable Securities for all purposes.

5.11         Additional Purchases. In the event that the Corporation issues additional shares of Common Stock (or securities convertible into Common Stock) (“Additional Shares”) following the Closing Date (Additional Shares shall not include issuances of Common Stock, (i) to employees, officers, director, and consultants of the Corporation, pursuant to its currently existing warrant, stock option, stock appreciation rights and restricted stock plan (“Incentive Plans”), if any (“Plan Issuances”), (ii) in an Acquisition Transaction, or (iii) issued as a dividend on the Common Stock or as a result of a stock split of the Common Stock (“Dividend Issuances”)) the Purchaser shall have the right to purchase directly from the Corporation, subject to compliance with any applicable provision of California law and the approval or non-objection of the Federal Reserve, the Department and/or the FDIC, if required, additional shares of Common Stock (or securities convertible into Common Stock) in an amount necessary to maintain its ownership percentage of the Common Stock at the same level as it was immediately subsequent to the Closing Date, at the same price and on the same terms as the Additional Shares are issued (“Purchaser Additional Shares Purchase Right”); provided, however, the Purchaser Additional Shares Purchase Right shall expire the earlier to occur of (i) as a direct result of a transfer of Common Stock by a Purchaser, Patriot’s aggregate economic interests in the Corporation is reduced to less than 7.0% of the issued and outstanding shares of Common Stock of the Corporation (for such purpose any Preferred Shares shall be deemed economic interests equal to the number of shares of Non-Voting Common Stock into which the Preferred Shares are convertible), or (ii) the passage of five (5) years subsequent to the Closing Date; provided, further that the Purchaser Additional Shares Purchase Right shall be reduced to the extent necessary to prevent the exercise thereof requiring the Corporation to obtain stockholder approval of such exercise in order to comply with the listing requirements of the NASDAQ Stock Market.  For purposes of this Section, “Acquisition Transaction” means any transaction entered into by the Corporation relating to any acquisition or purchase thereby of all or substantially all of the business, properties or assets of, or any equity interest in, or any merger, consolidation, business combination or similar transaction involving, any third party pursuant to which the Corporation is the surviving entity thereof and its stockholders hold more than 50% of the issued and outstanding Common Stock upon completion of such Acquisition Transaction.

5.12 Authorization of Uncertificated Shares.  Within six months after the Closing Date, but in any event prior to the registration of the Purchased Common Shares, the Corporation shall take and complete all such steps as may be necessary to authorize and support issuance and transfer of its Common Stock in uncertificated form.

5.13  Securities Laws Disclosure; Publicity.  By 9:00 a.m., New York City time, on the business day immediately following the execution of this Agreement, the Corporation shall issue one or more press releases (each, a “Press Release”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby.  On or before 9:00 a.m., New York City time, on the fourth business day immediately following the execution of this Agreement, the Corporation will file a Current Report on Form 8-K with the SEC describing the terms of this Agreement.  Notwithstanding the foregoing, the Corporation shall not publicly disclose the name of the Purchaser or any affiliate or investment adviser of the Purchaser, or include the name of the Purchaser or any affiliate or investment adviser of the Purchaser in any press release or filing with the SEC or any regulatory agency or the Nasdaq Capital Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final transaction documents with the SEC and (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or the Nasdaq Capital Market regulations, in which case the Corporation shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii).

5.14  Exchange of Preferred Shares.  Subject to an in accordance with the Exchange Proceedures set forth in Exhibit D hereto, the Corporation and each of the Purchasers hereby agree that the Corporation may elect, in its sole discretion, to cause Purchasers to exchange all of the then-outstanding Preferred Shares for Non-Voting Common Stock and that the Purchasers shall cause the Preferred Shares to be so exchanged (the “Share Exchange”).

6.             MISCELLANEOUS

6.1           Survival of Provisions.

(a) All statements contained in any officers’ certificates delivered by or on behalf of the Corporation or its subsidiaries pursuant to this Agreement or in connection with the Transactions will be deemed representations or warranties of the Corporation under this Agreement. All representations and warranties contained in this Agreement made by or on behalf of the Corporation or the Purchaser will survive the execution and delivery of this Agreement, and the sale and purchase of the Purchased Shares under this Agreement, and shall expire eighteen (18) months following the Closing Date (the “Survivial Period”).

(b) The other provisions of this Agreement are intended to survive closing indefinitely for such respective periods of time as are consistent with the intent of each provision.

6.2           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by or against the respective successors and assigns of the parties hereto.

6.3           Notices. Written notices under this Agreement shall be valid if sent by U.S. Certified Mail (Return Receipt Requested) or recognized overnight delivery service (with charges prepaid), or by telecopier facsimile with evidence of successful transmission to the following respective addresses:

if to a Purchaser:	Patriot Financial Partners, L.P.
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention: James J. Lynch, Managing Partner
Facsimile No. (215) 399-4653

with a copy to:	Stradley Ronon Stevens & Young, LLP
30 Valley Stream Parkway
Malvern, Pennsylvania 19355
Attention: David F. Scranton, Partner
Facsimile No. (610) 640-1965

or at such other address as such Purchaser or its legal counsel may have specified to the Corporation in writing,

and if to the Corporation:
Central Valley Community Bancorp
7100 N. Financial Drive, Suite 101
Fresno, CA 93720
Attention: Daniel J. Doyle
President and Chief Executive Officer
Facsimile No. (559) 323-3310

with a copy to:	Downey Brand LLP
3425 Brookside Road, Suite A
Stockton, CA 95219
Attention: James K. Dyer
Facsimile No. (209) 473-6455

or at such other address as the Corporation or its legal counsel may have specified to the Purchaser in writing. Notices under this Section shall be deemed given only when actually received.

6.4           Governing Law; Service of Process; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement, by certified or registered first class mail, postage prepaid, and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.5           Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

6.6           Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

6.7           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

6.8.          Expenses.  In the event (i) the Closing occurs, or (ii) the Transactions contemplated hereof are not consummated other than due to a breach by Patriot of any of its obligations under this Agreement or the failure of Patriot to receive, if required, any applicable Non-Control Determinations, the Corporation will reimburse Patriot for its reasonable documented out-of-pocket expenses incurred in connection with its due diligence and the preparation and negotiation of this Agreement and the Transactions contemplated thereby including, but not limited to, the fees and expenses of counsel incurred by Patriot and its Affiliates in connection with the transactions contemplated hereby; provided, that the Corporation shall not be obligated to reimburse Patriot for total expenses in excess of $50,000.

6.9           Construction. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.

6.10         Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Corporation, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Corporation nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Corporation and the Purchaser.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

6.11         No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than Indemnities.

6.12         Indemnification.

(a) Subject to Section 6.1 and in consideration of the Purchaser’s execution and delivery of this Agreement and acquiring the Purchased Shares thereunder and in addition to all of the Corporation’s other obligations under this Agreement, the Corporation shall defend, protect, indemnify and hold harmless the Purchaser and each of their general and limited partners, members, officers, directors, and employees and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the Transactions) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee (as hereinafter defined) is a party to the action for which indemnification hereunder is sought), and including reasonable documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Purchaser Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Corporation in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Corporation contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made before the expiration of the Survival Period against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Corporation) and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, any other certificate, instrument or document contemplated hereby or thereby and the Transactions contemplated hereby, except to the extent that any such cause of action, suit or claim (including any administrative process by any governmental agency) is based upon actions or omissions of the Indemnitee or its agents or representatives, including without limitation,  Indemnitee’s violation of any provision of the BHC Act, the Change in Bank Control Act or any other federal or state banking law.  To the extent that the foregoing undertaking by the Corporation may be unenforceable for any reason, the Corporation shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Subject to Section 6.1 and in consideration of the Corporation’s execution and delivery of this Agreement and issuing the Purchased Shares thereunder and in addition to all of the Purchaser’s other obligations under this Agreement, the Purchaser shall defend, protect, indemnify and hold harmless the Corporation and each of its officers, directors and employees and any of the foregoing persons’ agents or other representatives (collectively, the “Corporation Indemnitees” and collectively with the Purchaser Indemnitees, the “Indemnitees”) from and against any and all Indemnified Liabilities incurred by a Corporation Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby.  To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c) Promptly after receipt by an Indemnitee under this Section of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, only if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding; and provided, further, in no event shall the indemnifying party be liable for fees and expenses of more than one counsel separate from its own counsel for all Indemnitees in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities.  The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

6.13         No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.14         Payment Set Aside.  To the extent that the Corporation makes a payment or payments to the Purchaser hereunder or the Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Corporation, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15         Termination.

This Agreement may be terminated, and the Transactions contemplated hereby abandoned, at any time prior to the Closing Date:

(a) by the mutual written consent of the Purchaser and the Corporation;

(b) by either the Purchaser or the Corporation if either (i) any approval, consent or waiver of a Governmental Authority required to permit consummation of the Transactions contemplated by this Agreement shall have been denied or the Purchaser receives written notice from or is otherwise notified by the Federal Reserve that it will not grant a Non-Control Determination or (ii) any Governmental Authority of competent jurisdiction shall have issued an order enjoining or otherwise prohibiting consummation of the Transactions contemplated by this Agreement; or

(c) by either the Purchaser or the Corporation if the Closing has not occurred on or before December 31, 2009.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered as of the date first above written.

CENTRAL VALLEY COMMUNITY BANCORP

By:
Name:	Daniel J. Doyle
Title:	President and Chief Executive Officer

PATRIOT FINANCIAL PARTNERS, L.P.

By:
Name:	James J. Lynch
Title:	Managing Partner

PATRIOT FINANCIAL PARTNERS PARALLEL, L.P.

By:
Name:	James J. Lynch
Title:	Managing Partner

SCHEDULE 3.1(h)

AUTHORIZED, ISSUED AND OUTSTANDING

CAPITAL STOCK, OPTIONS AND OTHER SECURITIES OF THE CORPORATION

(Immediately after the Closing)

SCHEDULE 4.1(c)

FINANCIAL STATEMENTS AND OTHER MATTERS

SCHEDULE 4.1(p)

FINANCIAL ADVISER FEES

SCHEDULE 4.1(aa)

REGULATORY AGREEMENTS

SCHEDULE 4.1(cc)

REGULATORY MATTERS

SCHEDULE 5.8

OTHER ISSUANCES

EXHIBIT A

FORM OF CERTIFICATE OF DETERMINATION

CERTIFICATE OF DETERMINATION

OF

SERIES B ADJUSTABLE RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK

OF

CENTRAL VALLEY COMMUNITY BANCORP,

a California Corporation

Pursuant to Section 401 of the Corporations Code of the State of California:

We, Daniel J. Doyle, as President and Chief Executive Officer and Cathy Ponte, as Assistant Secretary, of Central Valley Community Bancorp, a corporation organized under the laws of the State of California (hereinafter called the “Corporation”), do hereby certify as follows:

1. On December 16, 2009, the Board of Directors of the Corporation adopted a resolution designating 1,359 shares of its Preferred Stock as Series B Adjustable Rate Non-Cumulative Perpetual Preferred Stock.

2. No shares of Series B Adjustable Rate Non-Cumulative Perpetual Preferred Stock have been issued.

3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, as amended, the following resolution was duly adopted by the Board of Directors on December 16, 2009 creating the series of Preferred Stock designated as Series B Adjustable Rate Non-Cumulative Perpetual Preferred Stock:

RESOLVED, that pursuant to the provisions of the Articles of Incorporation of the Corporation and applicable law, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series are as follows:

1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of preferred stock designated as the “Series B Adjustable Rate Non-Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 1,359.

2. Standard Provisions. The Standard Provisions contained in Exhibit A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Determination to the same extent as if such provisions had been set forth in full herein.

[Remainder of Page Intentionally Left Blank]

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate of Determination are true and correct of their own knowledge.

Date: December 22, 2009

By:
Name:	Daniel J. Doyle
Title:	President & Chief Executive Officer

By:
Name:	Cathy Ponte
Title:	Assistant Secretary

EXHIBIT A

To

CERTIFICATE OF DETERMINATION

STANDARD PROVISIONS

Section 1. Designation of Series and Number of Shares.

(a) The shares of such series of Preferred Stock shall be designated “Series B Adjustable Rate Non-Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”), and the authorized number of shares that shall constitute such series shall be 1,359 shares, which may be decreased (but not below the number of shares of Series B Preferred Stock then issued and outstanding) from time to time by the Board of Directors. Shares of outstanding Series B Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and, if the Board of Directors so expressly provides by resolution, shall revert to authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series; provided, nevertheless, that, except to the extent a statement of designations adopted by resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation expressly reduces the authorized number of shares of Series B Preferred Stock, cancelled shares may be reissued as Series B Preferred Stock up to a maximum aggregate of 1,000 at any time issued and outstanding as Series B Preferred Stock shall remain 1,000.

(b) The number of shares of Series B Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by a further statement of designations hereafter adopted by resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation. In case the authorized number of shares of Series B Preferred Stock shall be so decreased, any excess shares shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series.

Section 2. Ranking. The Series B Preferred Stock will rank, with respect to the payment of dividends and distributions and upon liquidation, dissolution or winding-up, (1) on a parity with the Corporation’s Series A Fixed Rate Cumulative Perpetual Preferred Stock issued on January 30, 2009 (the “EESA Preferred Shares”), and each class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation (collectively, the “Parity Securities”), and (2) senior to Common Stock and each other class or series of capital stock, not referred to in clauses (1) or (2) above, that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up or dissolution of the Corporation (the “Junior Securities”).

Section 3. Definitions. As used herein with respect to the Series B Preferred Stock:

(a) “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as they may be amended from time to time, and shall include this Certificate of Determination.

(b) “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(c) “Business Day” means any day that is not Saturday or Sunday and that, in California, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(d) “Bylaws” means the Amended and Restated Bylaws of the Corporation, as may be amended from time to time.

(e) “Common Stock” means the common stock of the Corporation.

(f) “Corporation” means Central Valley Community Bancorp, a California business corporation.

(g) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(h) “Dividend Payment Date” has the meaning set forth in Section 4(b).

(i) “Dividend Period” has the meaning set forth in Section 4(b).

(j) “DTC” means The Depository Trust Company and its successors or assigns.

(k) “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, and paying agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(l) “Issue Date” means the date on which shares of the Series B Preferred Stock are first issued.

(m) “Junior Securities” has the meaning set forth in Section 2.

(n) “Liquidation Preference” means, as to the Series B Preferred Stock, $1,000.00 per share.

(o) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Corporation.

(p) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(q) “Parity Securities” has the meaning set forth in Section 2.

(r) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(s) “Record Date” has the meaning set forth in Section 4(b).

(t) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series B Preferred Stock, and its successors and assigns or any other registrar duly appointed by the Corporation.

(u) “Certificate of Determination” means this Certificate of Determination relating to the Series B Preferred Stock, as it may be amended from time to time.

(v) “Transfer Agent” means the Corporation, acting as Transfer Agent, Registrar, and paying agent for the Series B Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.  The Corporation may act as its own transfer agent.

(w) “Voting Preferred Stock” means any and all series of preferred stock of the Corporation that rank equally with Series B Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable.

Section 4. Dividends.

(a) From and after the Issue Date, Holders shall be entitled to receive, when, as and if authorized and declared by the Board of Directors, out of legally available funds, on a non-cumulative basis, cash dividends in the amount determined as set forth in Section 4(c), and no more.

(b) Subject to Section 4(a), dividends shall be payable in semi-annual installments commencing on the six (6) month anniversary of the Series B Issuance Date and continuing on each six (6) month anniversary thereafter (each, a “Dividend Payment Date”). Each dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the date of the issuance of the Series B Preferred Stock (the “Series B Issuance Date”)) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(c) Dividends, if, when and as authorized and declared by the Board of Directors, will be payable, for each outstanding share of Series B Preferred Stock, at the following respective rates during each of the following respective periods (each rate expressed as an annual rate on the $1,000.00 per share liquidation preference):

(i) 10% per annum for the Dividend Period beginning on the Series B Issuance Date and ending on the six (6) month anniversary of the Series B Issuance Date (the “First Period End Date”);

(ii) 15% per annum for the Dividend Period beginning on the First Period End Date and ending on the six (6) month anniversary of the First Period End Date (the “Second Period End Date”); and

(iii) 20% per annum for the dividends accruing during all Dividend Periods subsequent to the Second Period End Date.

Dividends payable for a Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on shares of Series B Preferred Stock paid later than the scheduled Dividend Payment Date.

(d) Dividends on the Series B Preferred Stock are non-cumulative. If the Board of Directors does not authorize and declare a dividend on the Series B Preferred Stock or if the Board of Directors authorizes and declares less than a full dividend in respect of any Dividend Period, the Holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are authorized, declared and paid for any future Dividend Period with respect to the Series B Preferred Stock or the Common Stock or any other class or series of the Corporation’s preferred stock.

(e) So long as any share of Series B Preferred Stock remains outstanding, (1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) as a result of a reclassification of Junior Securities for or into other Junior Securities or the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (b) repurchases in support of the Corporation’s employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities), unless, in each case, the full dividends for the most recent Dividend Payment Date on all outstanding shares of Series B Preferred Stock and Parity Securities have been paid or declared and a sum sufficient for the payment thereof has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series B Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period unless full dividends on all outstanding shares of Series B Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series B Preferred Stock. To the extent the Corporation declares dividends on the Series B Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series B Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series B Preferred Stock and all Parity Securities bear to each other.

The Corporation is not obligated to pay Holders of the Series B Preferred Stock any dividend in excess of the dividends on the Series B Preferred Stock that are payable as described herein. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Securities from time to time out of any assets legally available therefor, and the shares of Series B Preferred Stock shall not be entitled to participate in any such dividend.

(f) Payments of cash for dividends will be delivered to the Holder by check or, at any time that shares of Series B Preferred Stock are held by book-entry with DTC or any successor Depositary, through a book-entry transfer through DTC or such successor Depositary.

(g) If the shares of Series B Preferred Stock are cancelled or reaquired by the Corporation by any means (including share exchanges) (a “Termination Event”) on or prior to the Record Date for any declared dividend for the Dividend Period, the Holder will not have the right to receive any declared dividends for that Dividend Period.  If a Termination Event occurs after the Record Date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record on the Record Date for that dividend.

Section 5. Liquidation.

(a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $1,000.00 per share of Series B Preferred Stock, plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Perpetual; No Maturity. The Series B Preferred Stock shall be perpetual and shall be without maturity.

Section 7. Non-Redeemable. The Series B Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of Holders at any time. The Series B Preferred Stock shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series B Preferred Stock.

Section 8. Voting Rights. The holders of Series B Preferred Stock shall not have any voting rights except as set forth in this Section 8 or as otherwise from time to time required by law.

(a) Voting Rights. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and any Voting Preferred Stock then outstanding (subject to the last paragraph of this Section 8(a)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or this Certificate of Determination to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation, provided, however, that no vote, approval or consent of the holders of the Series B Preferred Stock shall be required in any event to authorize, or in any way as a condition to the issuance of, the EESA Preferred Shares even if the EESA Preferred Shares rank senior to the Series B Preferred Stock, and regardless of whether the terms of the EESA Preferred Shares are consistent with, or less favorable to the holders of Series B Preferred Stock than, proposed terms of the EESA Preferred Shares as may have been disclosed to the holders of Series B Preferred Stock in connection with their subscriptions for Series B Preferred Stock or as may have been otherwise published or disclosed in any manner;

(ii) Amendment of Series B Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Certificate of Determination so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof of the District of Columbia and (y) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 8(a), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized or issued Series B Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking equally with or junior to the Series B Preferred Stock either or both with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Shares.

The Series B Preferred Stock shall rank at least equally with any other series of Preferred Stock that may be issued (except for the EESA Preferred Stock and any other senior series that may be issued with the requisite consent of the holders of the Series B Preferred Stock), and will rank senior to the shares of Common Stock and any other stock that ranks junior to the Series B Preferred Stock either or both with respect to the payment of dividends and/or the distributions of assets upon liquidation, dissolution or winding up of the Corporation.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(a) would materially and adversely affect one or more but not all series of Voting Preferred Stock (including the Series B Preferred Stock for the purpose of this paragraph), then only the series of Voting Preferred Stock materially and adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.

(b) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility, if any, on which the Series B Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series B Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation preference amounts of the Series B Preferred Stock and such other Voting Preferred Stock voted or covered by the consent.

Section 9. Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar, and paying agent for the Series B Preferred Stock shall initially be the Corporation. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 10. Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Determination) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Certificate of Determination, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

EXHIBIT B

FORM OF OPINION OF

DOWNEY BRAND LLP

[SEE ATTACHED]

EXHIBIT C

FORM OF MANAGEMENT RIGHTS AGREEMENT

Central Valley Community Bancorp

7100 North Financial Drive

Suite 101

Fresno, CA 93720

Re: Board Observation Rights / Management Rights

Gentlemen:

This letter will confirm the agreement between Central Valley Community Bancorp (the “Company”), and Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (each a “Fund”) pursuant to which the Fund will be entitled to the following contractual rights in connection with the Fund’s investment in the Company.

The Fund will be entitled to designate a representative (the “Representative”) to attend meetings of the Boards of Directors of Central Valley Community Bank and Central Valley Community Bancorp (the “Boards”) in the capacity of a nonvoting observer and shall be entitled to such representation as long as the two Funds beneficially own in the aggregate 7% of the issued and outstanding shares of common stock or securities convertible into at least 7% of the issued and outstanding shares of common stock or upon conversion. Each Fund intends to designate as its Representative the same managing partner or principal of Patriot Financial Partners GP, L.P.

Each Fund will be provided all information distributed to the members of the Boards or their respective committees, quarterly and annual audited and unaudited consolidated financial statements, and copies of all reports required to be filed under applicable law or under the terms of any outstanding debt instrument. Each Fund after appropriate notification of management may visit and inspect Company (and its subsidiaries’) properties, books and records. In addition, each Fund may consult with management of the Company and its subsidiaries on the Fund’s views on matters relating to the operation of the business.

The foregoing rights granted to the Funds are subject to, the Company’s right to withhold information and to exclude such Representative from any meeting, or portion thereof, but only to the extent (i) reasonably necessary to preserve the Company’s attorney-client privilege, or (ii) directly related to a Fund’s investment.

Each Fund agrees that it will not disclose to any third party any information provided to it by the Company hereunder which is not generally available to the public or which is specifically designated by the Company as confidential, except with the prior express approval of the Company or as may otherwise be required by applicable law. Each Fund shall comply with all federal securities laws in connection with its exercise of its rights under this agreement and its purchases and sales of the Company’s securities, and agrees to be bound by an “insider trading” policy of the Company, reasonably acceptable to such Fund, during any period during which it is exercising its rights under this agreement.

The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Funds’ investments in the Company as “venture capital investments” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. §2510.3-101. In the event the aforementioned rights are not satisfactory for such purpose, the Company and the Fund shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.

The provisions of this Management Rights Agreement shall survive closing under that certain Securities Purchase Agreement dated even date with this Management Rights Agreement, and shall terminate and be of no further force and effect on the date the Purchasers own, in the aggregate, economic interests equivalent to at least 7.0% of the issued and outstanding shares of Common Stock of the Corporation (for such purpose any Preferred Shares shall be deemed economic interests equal to the number of shares of “Non-Voting Common Stock” (as that term is defined in Exhibit D) for which such Preferred Shares may be exchanged).

The rights described herein shall not be assignable without the written consent of the Company; provided, however, that a Fund may assign its rights hereunder to any affiliate of such Fund which assumes the obligations of such Fund hereunder.

The rights granted to the Funds hereunder are not in substitution for, and shall not be deemed to be in limitation of, any rights otherwise available to the Funds as holders of securities of the Company or pursuant to any other agreement with the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this letter agreement has been duly executed by the parties set forth below as of the date written above.

CENTRAL VALLEY COMMUNITY BANCORP

By:
Name:
Title:

PATRIOT FINANCIAL PARTNERS, L.P.
By: Patriot Financial Partners GP, L.P., its general partner
By: Patriot Financial Partners GP, LLC, its general partner

By:
Name:
Title:

PATRIOT FINANCIAL PARTNERS PARALLEL, L.P.
By: Patriot Financial Partners GP, L.P., its general partner
By: Patriot Financial Partners GP, LLC, its general partner

By:
Name:
Title:

EXHIBIT D

EXCHANGE PROCEDURES

Definitions. As used herein with respect to the Series B Adjustable Rate Non-Cumulative Perpetual Preferred Stock of the Corporation (the “Series B Preferred Stock”):

(a) “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as they may be amended from time to time, and shall include this Certificate of Determination.

(b) “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(c) “Change in Control” means the occurrence of any one or more of the following:  (i) an event that would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as if the Corporation were a reporting company under the Exchange Act; (ii) any “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act then in effect), other than the Corporation or any “person” who on the date of this Agreement is a director or officer of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

(d) “Closing Price” of the Common Stock on any determination date means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any determination date, the Closing Price of the Common Stock on such determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a independent investment banking firm retained by the Corporation for this purpose. For purposes of this Certificate of Determination, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) or any successor thereto and as reported by Bloomberg Professional Service or any successor thereto; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern. If a Reorganization Event has occurred and (1) the Exchange Property consists only of shares of common stock, the “Closing Price” shall be based on the closing price per share of such common stock; (2) the Exchange Property consists only of cash, the “Closing Price” shall be the cash amount paid per share; and (3) the Exchange Property consists of securities, cash and/or other property, the “Closing Price” shall be based on the sum, as applicable, of (x) the closing price of such common stock, (y) the cash amount paid per share and (z) the value (as determined by the Board of Directors from time-to-time) of any other securities or property paid to the holders of the Common Stock connection with the Reorganization Event.

(e) “Common Stock” means the common stock of the Corporation and, unless the context requires otherwise, shall include Non-Voting Common Stock.

(f) “Corporation” means Central Valley Community Bancorp, a California business corporation.

(g) “Current Market Price” means, on any date, the average of the daily Closing Prices per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution requiring such computation.

(h) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(i) “Distributed Property” has the meaning set forth in Section 3(a)(iv).

(j) “DTC” means The Depository Trust Company and its successors or assigns.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Exchange Agent” shall mean the Transfer Agent (which may be the Corporation) acting in its capacity as Exchange Agent for the Series B Preferred Stock, and its successors and assigns.

(m) “Exchange Election” means the proper election by the Corporation of any contractual right it may have to cause the holders of the outstanding shares of Series B Preferred exchange all of their respective shares of Series A Preferred into other shares of capital stock of the Corporation.

(n) “Exchange Rate” means for each share of Series B Preferred Stock, 190.48 shares of Non-Voting Common Stock (and cash in lieu of fractional common shares), subject to adjustment as set forth herein.

(o) “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution.

(p) “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Exchange Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related exchanges and for all other purposes.

(q) “Mandatory Exchange Date” has the meaning set forth in Section 1.

(r) “Non-Voting Common Stock” has the meaning set forth in Section 1.

(s) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(t) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series B Preferred Stock, and its successors and assigns or any other registrar duly appointed by the Corporation.

(u) “Certificate of Determination” means the Certificate of Determination of the Corporation relating to the Series B Preferred Stock, as it may be amended from time to time.

(v) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(w) “Transfer Agent” means the Corporation, acting as Transfer Agent, Registrar, paying agent and Exchange Agent for the Series B Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.  The Corporation may act as its own transfer agent.

Section 1.  Mandatory Exchange at the Corporation’s Option on Certain Conditions.

(a) The Corporation and each of the Purchasers agree that at any time at the option of the Corporation (but subject to the Corporation’s having the authority to issue the Non-Voting Common Stock), each share of outstanding Series B Preferred Stock shall be exchanged at the Corporation’s election into shares of Non-Voting Common Stock at the Exchange Rate, on such date as the Corporation may designate for such exchange (the “Mandatory Exchange Date”).

(b) The Corporation’s right to cause an exchange of the Series B Preferred Stock shall be subject to the Corporation taking all such action as may be required to authorize and issue a sufficient number of shares of a new class or series of Common Stock, without voting rights but otherwise identical in all rights (including without limitation dividend rights, privileges, terms and preferences as the Corporation’s Common Stock) and the amendment to the Corporation’s articles of incorporation providing therefor shall expressly provide that such stock shall be entitled to dividends and distributions in cash or other property on the same terms as the Corporation’s Common Stock (the “Non-Voting Common Stock”).

Section 2. Exchange Procedures.

(a) Effective immediately prior to the close of business on the Mandatory Exchange Date, dividends shall no longer be authorized and declared on any exchanged shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall automatically be deemed to be exchanged for then-authorized Non-Voting Common Stock, subject to the right of Holders to receive any then authorized, declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to applicable provisions of the Certificate of Determination.

(b) No allowance or adjustment, except pursuant to Section 3, shall be made with respect to holders of Series B Preferred Stock or the Non-Voting Common Stock for which the Series B Preferred Stock are exchanged, relating to dividends payable to holders of the Non-Voting Common Stock of record as of any date or time prior to the close of business on the Mandatory Exchange Date.  Prior to the close of business on the Mandatory Exchange Date, shares of Non-Voting Common Stock issuable upon exchange of, or other securities issuable upon exchange for, any shares of Series B Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Non-Voting Common Stock or other securities issuable upon exchange (including voting rights, rights to respond to tender offers for the Non-Voting Common Stock or other securities issuable upon exchange and rights to receive any dividends or other distributions on the Non-Voting Common Stock or other securities issuable upon exchange) by virtue of holding shares of Series B Preferred Stock.

(c) The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock, but not below the number of shares of Series B Preferred Stock then outstanding.

(d) The Person or Persons entitled to receive the Non-Voting Common Stock and/or cash, securities or other property issuable upon exchange of outstanding Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Non-Voting Common Stock and/or securities as of the close of business on the Mandatory Exchange Date. In the event that a Holder shall not by written notice designate the name in which shares of Non-Voting Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon exchange of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation or, if the shares of Series B Preferred Stock are then held by book-entry with DTC or any successor Depositary, through book-entry transfer through the Depositary.

(e) Exchange for shares of Non-Voting Common Stock will occur on the Mandatory Exchange Date as follows:

(i) On the Mandatory Exchange Date, shares of Non-Voting Common Stock shall be issued to Holders or their designee upon presentation and surrender of the certificate evidencing the Series B Preferred Stock to the Exchange Agent, if shares of the Series B Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in shares representing Series B Preferred Stock held by book-entry with DTC or any successor Depositary, a book-entry transfer through the Depositary will be made by the Exchange Agent upon compliance with the Depositary’s procedures for exchanging a beneficial interest in a global security.

(ii) On the date of any exchange of outstanding Series B Preferred Stock to Non-Voting Common Stock, if a Holder’s interest is in certificated form, a Holder shall do each of the following:

(A) complete and manually sign the exchange notice provided by the Exchange Agent, or a facsimile of the exchange notice, and deliver this irrevocable notice to the Exchange Agent;

(B) surrender the shares of Series B Preferred Stock to the Exchange Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes.

If the shares of Series B Preferred Stock are held by book-entry with DTC or any successor Depositary, in order to exchange, such Holder must comply with paragraphs (C) through (E) of this clause (ii) and comply with the Depositary’s procedures for exchanging a beneficial interest in a global security.

(iii) The Exchange Agent shall, on a Holder’s behalf, exchange the Series B Preferred Stock into shares of Non-Voting Common Stock, in accordance with the terms of the notice delivered by such Holder described in paragraph (ii) of this subsection.

(iv) The exchange shall be conditioned upon Holder’s receipt of a legal opinion of Corporation’s legal counsel in form and substance reasonably acceptable to Holder, confirming the due authorization and issuance of the Non-Voting Common Stock to Holder and that such Non-Voting Common Stock upon issuance in the exchange shall be fully paid and non-assessable.

Section 3. Anti-Dilution Adjustments.

(a) The Exchange Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on its Common Stock in shares of Common Stock, then the Exchange Rate in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction

OS1
OS0

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =

the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

If any dividend or distribution described in this clause (i) is authorized and declared but not so paid or made, the Exchange Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Exchange Rate that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Exchange Rate in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Exchange Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Exchange Rate that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Exchange Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 + Y

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y =

the number of shares of Common Stock equal to (i) the total number of shares of Common Stock issuable pursuant to such rights or warrants, times (ii) the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

In the event that such rights or warrants described in this clause (iii) are not so issued, the Exchange Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Exchange Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exchange Rate shall be readjusted to such Exchange Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). If an adjustment to the Exchange Rate is required under this clause (iii), delivery of any additional shares of Common Stock that may be deliverable upon exchange as a result of an adjustment required under this clause (iii) shall be delayed to the extent necessary in order to complete the calculations provided in this clause (iii).

(iv) Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) of this Section 3(a), any rights or warrants referred to in clause (iii) of this Section 3(a), any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Exchange Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 – FMV

Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors;

provided that, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which the Distributed Property is distributed to holders of Common Stock, for each share of Preferred Stock, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Exchange Rate on the Ex-Date for such distribution.

In a “spin-off,” where the Corporation makes a distribution to all or substantially all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Exchange Rate will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Exchange Rate in effect immediately prior to such 15th Trading Day by the following fraction:

MP0 + MP S
MP0

Where,

MP0 =	the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPS =

the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Exchange Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Exchange Rate is required under this clause (iv), delivery of any additional shares of Common Stock that may be deliverable upon exchange as a result of an adjustment required under this clause (iv) shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(v) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, excluding any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) of this Section 3(a), (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Exchange Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 – DIV

Where,

SP0 =	the Closing Price per share of Common Stock on the Ex-Date.

DIV =	the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

In the event that any distribution described in this clause (v) is not so made, the Exchange Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Exchange Rate which would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each share of Preferred Stock, the amount of cash such holder would have received had such holder owned a number of shares equal to the Exchange Rate on the Ex-Date for such distribution.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Exchange Rate in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP 0xOS1)
OS0xSP0

Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exchange Rate shall be readjusted to be such Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in the Exchange Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). If an adjustment to the Exchange Rate is required under this clause (vi), delivery of any additional shares of Common Stock that may be deliverable upon exchange as a result of an adjustment required under this clause (vi) shall be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

(vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Exchange Date, upon exchange of any shares of the Series B Preferred Stock, Holders will receive, in addition to the shares of Non-Voting Common Stock, the rights under the rights plan, unless, prior to such Mandatory Exchange Date, the rights have separated from the shares of Common Stock, in which case the Exchange Rate will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iv) of this Section 10(a), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) The Corporation may make such increases in the Exchange Rate, in addition to any other increases required by this Section 10, if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of Non-Voting Common Stock. No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Exchange Date relating to an exchange (including, without limitation, any exchange in connection with a Change in Control), adjustments to the Exchange Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(d) No adjustment to the Exchange Rate shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series B Preferred Stock, without having to exchange the Series B Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series B Preferred Stock may then be exchanged.

(e) The Exchange Rate shall not be adjusted:

(i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance to employees, officers, director, and consultants of the Corporation of any shares of the Common Stock or rights, options or warrants to purchase those shares pursuant to any warrant, stock option, stock appreciation rights and restricted stock plan existing as of the effective date of this Certificate of Determination;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series B Preferred Stock were first issued;

(iv) for a change in the par value or no par value of the Common Stock; or

(v) for accrued and unpaid dividends on the Series B Preferred Stock.

(f) Whenever the Exchange Rate is to be adjusted in accordance with Section 3(a) or Section 3(b), the Corporation shall:

(i) as soon as practicable following the occurrence of an event that requires an adjustment to the Exchange Rate pursuant to Section 3(a) or Section 3(b), taking into account the one percent threshold set forth in Section 3(c) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(ii) as soon as practicable following the determination of the revised Exchange Rate in accordance with Section 3(a) or Section 3(b), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Exchange Rate was determined and setting forth the revised Exchange Rate.

(g) Notwithstanding anything to the contrary in this Purchase Agreement, any adjustment to the Exchange Rate that would require the prior approval of any federal or state banking regulatory agency shall be adjusted so that (i) initially only that maximum adjustment shall be made that shall result in exchange to the maximum number of shares of Common Stock that would be permitted without such regulatory approvals, and (ii) in the event Holder obtains the necessary bank regulatory approvals, the balance of the adjustment shall be made.  In the event that more than one event occurs requiring adjustment of the Exchange Rate and requires prior bank regulatory approval, upon receipt of necessary approvals, the adjustments shall then be made in such manner that the total number of shares of Common Stock for which the Series B Preferred Stock is to be exchanged is the same as it would have been if no regulatory approvals had been required.

Section 5. Fractional Shares.

(a) No fractional shares of Non-Voting Common Stock will be issued as a result of any exchange of shares of Series B Preferred Stock.

(b) In lieu of any fractional share of Non-Voting Common Stock otherwise issuable in respect of any mandatory exchange pursuant to Section 1, the Holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c) If more than one share of the Series B Preferred Stock is surrendered for exchange at one time by or for the same Holder, the number of full shares of Non-Voting Common Stock issuable upon exchange thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

Section 4. Reservation of Common Stock.

(a) Following the due authorization of the Non-Voting Common Stock, the Corporation shall at all times reserve and keep available out of its authorized and unissued Non-Voting Common Stock, solely for issuance upon the exchange of shares of Series B Preferred Stock as provided in this Purchase Agreement, free from any preemptive or other similar rights, such number of shares of Non-Voting Common Stock as shall from time to time be issuable upon the exchange of all the shares of Series B Preferred Stock then outstanding. For purposes of this Section 4(a), the number of shares of Non-Voting Common Stock that shall be deliverable upon the exchange of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) All shares of Non-Voting Common Stock delivered upon exchange of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable.

Section 5. Limitations on Beneficial Ownership. Notwithstanding anything to the contrary contained herein, if the number of shares to be issued to a holder of Series B Preferred Stock upon an exchange for Non-Voting Common Stock would cause the Holder, together with any holdings of Common Stock already held directly or indirectly by the holder, to require prior approval of any banking regulator to acquire those shares, the Corporation will not issue any shares for which an approval may be required of the Corporation until any such approvals shall have been issued, and then only in accordance with the terms and conditions of any approvals.  By accepting ownership of the Series B Preferred Stock, and as a condition to the Corporation’s obligation to issue Non-Voting Common Stock upon conversion or to pay any further dividends to such holder, each holder agrees (i) to provide the Corporation all such information and documents as the Corporation may require in order for the Corporation to determine the status of compliance with any potential bank regulatory approval requirements, (ii) that the holder shall be solely responsible at the holder’s sole expense for obtaining any such approvals, but shall keep the Corporation fully informed as to the status of the holder’s efforts to obtain approvals and the resolution of any applications for approval.  Notwithstanding any other provision of this Purchase Agreement or in the Certificate of Determination (as it may hereafter be amended) or of the Series B Preferred Stock, during any period of delay beyond the Mandatory Exchange Date, the Corporation shall not be obligated to pay the holder any further dividends on the Series B Preferred Stock or any damages for delay in issuance and delivery of the Common Stock.  For the avoidance of doubt, these limitations on beneficial ownership shall not reduce the number of shares of Series B Preferred Stock to be exchanged upon a mandatory exchange.